UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 27, 2008

STRATUS MEDIA GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State of Incorporation)

000-24477	86-0776876
(Commission File Number)	(I.R.S. Employer Identification No.)

8439 Sunset Boulevard, 3rd Floor, West Hollywood, CA	90069
(Address of Principal Executive Offices)	(Zip Code)

(323) 656-2222
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01	ENTRY INTO A MATERIAL AGREEMENT

On July 27, 2008, Stratus Media Group, Inc. (the “Company”) entered into a share purchase agreement (the “Share Purchase Agreement”) with certain holders (the “Shareholders”) of all of the outstanding ownership interests in Exclusive Events S.A., a corporation organized under the laws of Switzerland (“Exclusive Events”). Exclusive Events is a boutique company that organizes high-end, non-competitive auto racing experiences for corporate and private clients throughout Europe, the Middle East and Southern Asia.

Pursuant to the Share Purchase Agreement, the Company will acquire all of the outstanding ownership interests in Exclusive Events (the “Acquisition”) from the Shareholders in exchange for an initial purchase price of $1,612,000 (the “Initial Purchase Price”), and additional consideration to be paid over the next two years, subject to Exclusive Events’ satisfaction of certain financial conditions. The closing of the Acquisition is expected to occur no later than December 15, 2008, and is subject to the following closing conditions: (i) the execution of the Pledge Agreement (defined below), and (ii) execution of employment agreements (“Employment Agreements”) with four of the Shareholders (the “Employed Shareholders”).

The Company will deliver the Initial Purchase Price upon closing of the Acquisition, which will comprise a cash payment of $1,128,000, and $484,000 in shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), based on the average closing price of the Common Stock for the 30 trading days preceding the date on which the Acquisition closes (“Closing Date”).

Based on the financial results of Exclusive Events for the 2008 fiscal year, the Shareholders shall be entitled to receive certain additional consideration, as follows (the “Second Purchase Price”):

•
If the “Operational Margin” of Exclusive Events for fiscal year 2008 is equal to CHF 1,033,000 (approximately $998,950 based on the currency conversion rate in effect as of July 28, 2008), the Shareholders are entitled to receive additional consideration of $806,000, payable on the day of the twelve-month anniversary of the Closing Date, and which shall comprise a cash amount of $242,000, and the equivalent of $564,000 in Common Stock, based on the average closing price of the Common Stock for the 30 trading days preceding the day of the twelve-month anniversary of the Closing Date;

•
If the “Operational Margin” of Exclusive Events for fiscal year 2008 exceeds CHF 1,033,000, the Shareholders are entitled to additional consideration equal to (i) $806,000 (comprising cash amount of $242,000, and the equivalent of $564,000 in Common Stock, calculated as provided above), payable on the day of the twelve-month anniversary of the Closing Date, and (ii) stock options shall be issued to Employed Shareholders (defined below) subject to the terms and conditions of the Employment Agreements (defined below); or

•
If the “Operational Margin” of Exclusive Events for fiscal year 2008 is less than CHF 1,033,000 (such shortfall, the “2008 Shortfall”), the Shareholders are entitled to additional consideration equal to the product of $806,000, and a quotient (i) the numerator of which shall be the actual Operating Margin for fiscal 2008, and (ii) the denominator of which shall be 1,033,000; which shall comprise a cash amount equal to 242/806 of the actual consideration payable, and the equivalent of 564/806 of the actual consideration in Common Stock (calculated as provided above).

Similarly, subject to the financial results of Exclusive Events for the 2009 fiscal year, the Shareholders shall be entitled to receive certain additional consideration, as follows (the “Third Purchase Price”):

•
If the “Operational Margin” of Exclusive Events for fiscal year 2009 is equal to CHF 1,188,000 (approximately $1,148,840 based on the currency conversion rate in effect as of July 28, 2008), the Shareholders are entitled to receive additional consideration of $806,000, payable on the day of the twenty-four month anniversary of the Closing Date, and which shall comprise a cash amount of $242,000, and the equivalent of $564,000 in Common Stock, based on the average closing price of the Common Stock for the 30 trading days preceding the day of the twenty-four anniversary of the Closing Date;

•
If the “Operational Margin” of Exclusive Events for fiscal year 2009 exceeds CHF 1,188,000, the Shareholders are entitled to additional consideration equal to (i) $806,000 (comprising cash amount of $242,000, and the equivalent of $564,000 in Common Stock, calculated as provided above), payable on the day of the twenty-four anniversary of the Closing Date, and (ii) stock options shall be issued to Employed Shareholders (defined below) subject to the terms and conditions of the Employment Agreements (defined below);

•
If the “Operational Margin” of Exclusive Events for fiscal year 2009 is less than CHF 1,188,000, the Shareholders are entitled to additional consideration equal to the product of $806,000, and a quotient (i) the numerator of which shall be the actual Operating Margin for fiscal 2009, and (ii) the denominator of which shall be 1,118,000; which shall comprise a cash amount equal to 242/806 of the actual consideration payable, and the equivalent of 564/806 of the actual consideration in Common Stock (calculated as provided above).

Additionally, if the Operational Margin of Exclusive Events for 2008 fiscal year is lower than CHF 1,033,000, but its Operational Margin for the 2009 fiscal year exceeds CHF 1,188,000 by an amount equal to at least the 2008 Shortfall, the Shareholders are entitled to receive the difference between (i) the entire amount of the consideration to which they would have been entitled if the Operational Margin for the 2008 fiscal was equal to CHF 1,033,000, and (ii) the actual consideration paid by the Company with respect to the 2008 fiscal year (the “Catch-Up Payment”). The Catch-Up Payment shall be payable on the day of the twenty-four month anniversary of the Closing Date as follows: a cash amount equal to 242/806 of the Catch-Up Payment, and the equivalent to 564/806 of the Catch-Up Payment in the Common Stock, based on the average closing price of the Common Stock for the 30 trading days preceding the day of the twelve-month anniversary of Closing Date.

To secure the Company’s payment of the Second Purchase Price and the Third Purchase Price, the Company and the Shareholders have agreed to enter into a pledge agreement (the “Pledge Agreement”). The Company and the Shareholders contemplate that, pursuant to the Pledge Agreement, the Shareholders shall deliver certificates and other instruments representing all of the ownership interests in Exclusive Events to an escrow agent, who shall hold such instruments in trust subject to the terms of the Pledge Agreement. Upon the satisfaction by Exclusive Events of the foregoing financial conditions, and subject to the Company’s payment of the Second Purchase Price and the Third Purchase Price, the escrow agent will deliver the certificates representing the ownership interests in Exclusive Events to the Company.

A copy of the Share Purchase Agreement is filed as an exhibit to this Current Report on Form 8-K. The summary of the Share Purchase Agreement set forth above is qualified by reference to such exhibit.

ITEM 8.01	OTHER EVENTS

On July 30, 2008, the Company issued a press release (“Press Release”) announcing its execution of the Share Purchase Agreement. A copy of the Press Release is filed as an exhibit to this Current Report on Form 8-K. The summary of the Press Release set forth above is qualified by reference to such exhibit.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

2.1	Share Purchase Agreement dated July 27, 2008, by and among Stratus Media Group, Inc., on the one hand, and all of the shareholders of Exclusive Events S.A.

99.1	Press Release dated July 30, 2008, relating to the Share Purchase Sale Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATUS MEDIA GROUP, INC.

Date: July 30, 2008	By:	/s/ Paul Feller
Paul Feller, Chief Executive Officer